Filed pursuant to Rule 424(b)(5)
Registration File No. 333-264488
PROSPECTUS SUPPLEMENT
(To Prospectus, dated May 2, 2022)
Vallon Pharmaceuticals, Inc.
3,700,000 Shares of Common Stock
We are offering 3,700,000 shares of our common stock, par value $0.0001 per share, pursuant to this prospectus supplement and the accompanying base prospectus.
In a concurrent private placement, we are also selling to the purchasers in this offering warrants to purchase 3,700,000 shares of our common stock at an exercise price of $0.9382 per share, the closing bid price of our common stock on May 12, 2022. The warrants will be immediately exercisable following the date of issuance and expire five (5) years from the date of issuance. The shares of common stock issuable from time to time pursuant to the exercise of the warrants are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the Securities Act), and Rule 506(b) promulgated thereunder and are not being registered under the Securities Act at this time or offered pursuant to this prospectus supplement and the accompanying prospectus.
We have retained Ladenburg Thalmann & Co. Inc. (Ladenburg) as the placement agent (the Placement Agent) with respect to this offering. The Placement Agent is not purchasing or selling any securities offered hereby, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities. However, the Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of all of the securities being offered pursuant to this prospectus supplement. See “Plan of Distribution” beginning on page S-17 of this prospectus supplement for more information regarding these arrangements.

	Per Share	Total
Offering Price	$1.0632	$3,933,840
Placement agent’s fees	$0.085	$314,707
Proceeds, before expenses, to us(1)	$0.9782	$3,619,133
_________________
(1)The amount of the offering proceeds to us presented in this table does not take into account the exercise of any of the purchase warrants being issued in the concurrent private placement.
Our common stock is listed on The Nasdaq Capital Market under the symbol “VLON.” On May 12, 2022, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.9382. As of May 12, 2022, there were 6,812,836 shares of our common stock outstanding.
The aggregate market value of our common stock held by non-affiliates as of May 12, 2022, pursuant to General Instruction I.B.6 of Form S-3 is $33,801,251, which was calculated based on 4,412,696 shares of our common stock outstanding held by non-affiliates and at a price of $7.66 per share, the closing price of our common stock on March 15, 2022. As of the date hereof, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date hereof.
The Placement Agent will receive from us in the aggregate a cash fee equal to 8.0% of the gross proceeds from this offering. We have also agreed to reimburse the Placement Agent for certain out-of-pocket expenses in connection with this offering.
Investing in our securities involves risks. See the “Risk Factors” on page S-9 of this prospectus supplement and any similar section contained in the applicable prospectus and in the documents incorporated by reference into this prospectus supplement.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
Ladenburg Thalmann
The date of this prospectus supplement is May 13, 2022

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process.
We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus supplement – the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.
We have not, and Ladenburg has not, authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and Ladenburg take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Ladenburg is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We are offering to sell shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
When we refer to “Vallon,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Vallon Pharmaceuticals, Inc., unless otherwise specified.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the 2021 Annual Report), as revised or supplemented by our Quarterly Reports on Form 10-Q and other documents we file with the SEC, regarding, among other things:
•the likelihood of our clinical trials and non-clinical studies demonstrating safety and efficacy of our product candidates, and other positive results;
•the timing of initiation of our future clinical trials, and the reporting of data from our completed, current and future preclinical and clinical trials;
•the size of the market opportunity for our product candidates;
•our plans relating to commercializing our product candidates, if approved, including the geographic areas of focus and sales strategy;
•the success of competing therapies that are or may become available;
•our estimates of the number of patients in the United States who suffer from ADHD or narcolepsy and the number of patients that will enroll in our clinical trials;
•the beneficial characteristics, safety and efficacy of our product candidates;
•the timing or likelihood of regulatory filings and approval for our product candidates;
•our ability to obtain and maintain regulatory approval of our product candidates;
•our plans relating to the further development and manufacturing of our product candidates, including ADMIR;
•the expected potential benefits of strategic collaborations with third parties, including MEDICE Arzneimittel GmbH & Co. KG, who is affiliated with one of our principal stockholders, SALMON Pharma GmbH (Salmon Pharma), and represented by one member of our board of directors, and our ability to attract collaborators with development, regulatory and commercialization expertise;
•existing regulations and regulatory developments in the United States, the European Union, and other geographic territories;
•our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available;
•our continued reliance on third parties to conduct additional clinical trials of our product candidates, and for the manufacture of our product candidates for preclinical studies and clinical trials;
•the need to hire additional personnel, and our ability to attract and retain such personnel;
•the accuracy of our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•our financial performance;
•the sufficiency of our existing capital resources to fund our future operating expenses and capital expenditure requirements;
•the impacts of the COVID-19 pandemic on our operations;
•our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act;
•our anticipated use of our existing resources and the proceeds from this offering;
•our ability to maintain the listing of our common stock on The Nasdaq Capital Market; and
•our ability to identify, evaluate, and complete any strategic alternative that yields value for our stockholders.
Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act do not protect any forward-looking statements that we make in connection with this offering. Any forward-looking statements that we make in this prospectus supplement speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
You should read this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein, with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein by these cautionary statements.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

PROSPECTUS SUPPLEMENT SUMMARY
This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our common stock. Therefore, you should read the entire prospectus supplement, accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference, before deciding to invest in our common stock. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-9 and incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.
Our Company
We are a clinical-stage biopharmaceutical company primarily focused on the development and commercialization of proprietary biopharmaceutical products. We are developing novel medications for central nervous system (CNS) disorders with a focus on abuse-deterrent medications. Our lead investigational product candidate, ADAIR, is a proprietary, abuse-deterrent oral formulation of immediate-release dextroamphetamine (the main active ingredient in Adderall®) for the treatment of attention-deficit/hyperactivity disorder (ADHD) and narcolepsy. However, as described below, our SEAL study for ADAIR did not reach its primary endpoint, and there is no assurance that ADAIR will receive approval by the U.S. Food and Drug Administration (the FDA). In addition to ADAIR, we completed formulation development work and selected the final formulation of our second product candidate, ADMIR, an abuse deterrent formulation of methylphenidate (Ritalin®), for the treatment of ADHD.
In the future, we plan to use our abuse deterrent platform technology to develop other products that have potential for abuse in their current forms and will continue business development activities and seek partnering, licensing, merger and acquisition opportunities or other transactions to further develop our pipeline and drug-development capabilities.
Recent Developments
The SEAL study (Study to Evaluate the Abuse Liability, Pharmacokinetics, Safety and Tolerability of an Abuse-Deterrent d-Amphetamine Sulfate Immediate Release Formulation), was our pivotal intranasal human abuse liability study assessing the pharmacodynamics (PD), pharmacokinetics (PK), safety and tolerability of snorting professional laboratory-manipulated ADAIR 30 mg when compared to crushed d-amphetamine sulfate and placebo in recreational drug users. ADAIR was prepared for snorting by a pharmacist using a multi-step technique that had been developed by a professional laboratory and agreed upon by the FDA. The SEAL study enrolled 55 subjects, of whom 53 completed the study and 52 were included in the final analysis. The study involved a four-way crossover design to evaluate professionally manipulated, intranasal ADAIR 30 mg, crushed intranasal dextroamphetamine, ADAIR 30 mg taken orally, and placebo. All subjects were non-dependent recreational stimulant users with an additional history of recreational intranasal drug use.
The SEAL study did not meet its primary endpoint, which was Emax Drug Liking. ADAIR scored similarly to what was observed in an earlier proof-of-concept study, however, reference dextroamphetamine did not score as high as expected and as seen in the previous study, thus driving the lack of statistical significance.
We are continuing to assess the best path forward for the ADAIR and ADMIR development programs. In addition, we have engaged Ladenburg Thalmann & Co. Inc. (Ladenburg) to evaluate our strategic alternatives with the goal of maximizing shareholder value. Ladenburg has been engaged to advise us on the strategic review process, which could include, without limitation, exploring the potential for a possible merger, business combination, investment into the Company, or a purchase, license or other acquisition of assets. In the meantime, and in conjunction with the exploration of strategic alternatives, we are streamlining our operations in order to preserve our capital and cash resources.
Summary of Risks Associated with Our Business
Our ability to execute on our business strategy is subject to a number of risks, which are discussed more fully in the “Risk Factors” section of this prospectus supplement, and in the documents incorporated by reference into this prospectus supplement. You should carefully consider these risks before making an investment in our common stock. These risks include, among others, the following:
•we are a clinical-stage company with no approved products and a lack of operating history, which makes it difficult to assess our future viability;
•we do not currently have any drug products for sale, and only two products currently under development, ADAIR and ADMIR, neither of which has completed clinical trials or received regulatory approval;
•we may not receive regulatory approval for ADAIR or any future product, such as ADMIR, or its or their approvals may be further delayed, which would have a material adverse effect on our business and financial condition;
•our SEAL study for ADAIR, which is our pivotal intranasal human abuse liability study assessing the pharmacodynamics (PD), pharmacokinetics (PK), safety and tolerability of snorting professional laboratory-manipulated ADAIR 30 mg when compared to crushed d-amphetamine sulfate and placebo in recreational drug users, failed to reach its primary endpoint;
•our prospects currently depend significantly on the success of ADAIR, which is still in clinical development, and we may not be able to generate revenues from ADAIR;
•if serious adverse or unacceptable side effects are identified during the development of ADAIR or any potential future products, including ADMIR, we may need to abandon or limit our development of some of such product;
•if ADAIR, or any other future product, such as ADMIR, does receive regulatory approval but we do not achieve broad market acceptance, the revenues that we generate from sales will be limited;
•we have not generated any significant revenue, and will likely incur future losses and negative cash flow, and it is uncertain if or when we will become profitable;
•we will require substantial additional funding, which may not be available to us on acceptable terms, or at all, and, if not so available, may require us to delay, limit, reduce or cease our operations;
•if we are unable to establish sales, marketing, and distribution capabilities or to enter into agreements with third parties to market and sell ADAIR or any future product we may develop, such as ADMIR, we may not be successful in commercializing such products if and when they are approved;
•we will continue to incur significant costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives;
•even if ADAIR or any future product we may develop, such as ADMIR, receives marketing approval, we will continue to face extensive regulatory requirements and such products may still face future development and regulatory difficulties; and
•the potential effects of COVID-19 on our manufacturing activities, preclinical and clinical programs and business.
Emerging Growth Company
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the Securities Act), as modified by the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). We will remain an emerging growth company until the earliest of the end of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the second fiscal quarter, (ii) the end of the fiscal year in which we have total annual gross revenues of $1.07 billion or more during such fiscal year, (iii) the date on which we issue more than $1 billion in non-convertible debt in a three-year period, or (iv) the end of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement filed under the Securities Act.
For as long as we continue to be an emerging growth company, we also intend to take advantage of certain other exemptions from various reporting requirements that are applicable to other public companies including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements of holding a nonbinding advisory stockholder vote on executive compensation and any golden parachute payments not previously approved, exemption from the requirement of auditor attestation in the assessment of our internal control over financial reporting and exemption from any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis).
Corporate Information
We were incorporated in Delaware in January 2018, and completed our organization, formation and initial capitalization activities effective as of June 7, 2018. Our executive offices are located at 100 N. 18th Street, Suite 300, Philadelphia, PA 19103. Our telephone number is (267) 607-8255, and our email address is info@vallon-pharma.com. Our website address is https://www.vallon-pharma.com. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement and is not incorporated by reference. We have included our website address herein solely as an inactive textual reference.

The Offering

Common stock offered by us	3,700,000 shares of our common stock.
Offering price per share	$1.0632
Concurrent private placement of purchase warrants to purchasers in this offering
In a concurrent private placement, we are also selling to the purchasers in this offering warrants to purchase 3,700,000 shares of our common stock at an exercise price of $0.9382 per share, the closing bid price of our common stock on May 12, 2022. The warrants will be immediately exercisable following the date of issuance. The warrants and the shares of common stock issuable upon exercise thereof are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and Rule 506(b) promulgated thereunder and are not being registered under the Securities Act at this time or offered pursuant to this prospectus supplement and the accompanying prospectus. Pursuant to the securities purchase agreement, dated May 13, 2022, by and among us and the purchaser signatories thereto, within 15 days following the closing of this offering, we will file a registration statement providing for the resale by holders of shares of our common stock issuable upon the exercise of the purchase warrants and will use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable following the filing thereof and to keep such registration statement effective at all times until such date that no purchaser owns any purchase warrants or shares of common stock issuable upon exercise thereof.

Common stock to be outstanding after this offering	10,512,836 shares (assuming no exercise of the warrants being issued in the concurrent private placement to purchasers in this offering).
Use of proceeds
We currently intend to use the net proceeds from this offering for general corporate and working capital purposes and expenses associated with the exploration of strategic alternatives. See the section entitled “Use of Proceeds” on page S-12.

Risk factors
Investment in our securities involves a high degree of risk. You should read the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Capital Market symbol	“VLON”
The number of shares of common stock to be outstanding after this offering is based on 6,812,836 shares of common stock outstanding as of May 12, 2022, and excludes:
•787,262 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $4.12 per share;
•112,500 shares issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $10.00 per share;
•124,398 shares reserved for future issuance under our 2018 Equity Incentive Plan; and
•3,700,000 shares of common stock issuable upon the exercise of the warrants issued in a concurrent private placement to this offering.
Except as otherwise indicated herein, all information in this prospectus supplement, including the number of shares that will be outstanding after this offering, assumes no further exercise of outstanding options or warrants.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2021, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference in this prospectus supplement in their entirety, together with other information in this prospectus supplement, and the information and documents incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our common stock. If any of the risks described therein or below actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.
Risks Related to the Offering
If you purchase shares in this offering, you will suffer immediate dilution of your investment.
You will suffer immediate and substantial dilution of your investment in this offering because the public offering price per share of our common stock is higher than the net tangible book value per share of our common stock. Investors purchasing shares of common stock in this offering will incur immediate dilution of approximately $0.42 per share. In addition, we have outstanding stock options and warrants that are convertible into, or exercisable for, shares of our common stock. To the extent that such outstanding securities are exercised or converted into shares of our common stock, investors purchasing our securities in this offering may experience further dilution. See the section entitled “Dilution” on page S-14 for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.
You may experience future dilution as a result of future equity offerings.
To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.
We may issue common stock from time to time in connection with this offering. This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.
There is a limited trading market for our common stock, which could make it difficult to liquidate an investment in our common stock in a timely manner.
Our common stock is currently traded on The Nasdaq Capital Market. Because there is a limited public market for our common stock, investors may not be able to liquidate their investment whenever desired. We cannot assure that there will be an active trading market for our common stock and the lack of an active public trading market could mean that investors may be exposed to increased risk. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity.

There is no public market for the warrants being offered in this offering.
There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the warrants will be limited.
The holders of warrants purchased in this offering will have no rights as a common stockholder until such holder exercises its warrants and acquires shares of our common stock, except as may be set forth in such Warrants.
Until a holder of warrants acquires the shares of common stock upon exercise of the warrants, as applicable, a holder of warrants will have no rights with respect to the shares of common stock underlying such warrants, except as may be set forth in the warrants. Upon exercise of the warrants, the holder will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.
We do not anticipate declaring any cash dividends on our common stock which may adversely impact the market price of our stock.
We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business. If we do not pay dividends, our stock may be less valuable to you because a return on your investment will only occur if our stock price appreciates.
The market price for our securities may be volatile, which could result in substantial losses to investors.
The market prices for securities of biotechnology and biopharmaceutical companies have historically been highly volatile, and the market has from time-to-time experienced significant price and volume fluctuations that are related to the operating performance of particular companies. In particular, the trading prices for pharmaceutical, biopharmaceutical and biotechnology companies have been highly volatile as a result of the COVID-19 pandemic.
The market price of our common stock is likely to be highly volatile and may fluctuate substantially due to many factors, including:
•results from, and any delays in, our clinical trials for our product candidates, including ADAIR and ADMIR, or any other future clinical development programs, including any delays related to the COVID-19 pandemic;
•announcements concerning the progress of our efforts to obtain regulatory approval for and commercialize ADAIR or any future product, including ADMIR, including any requests we receive from the FDA for additional studies or data that result in delays in obtaining regulatory approval or launching such proposed product, if approved;
•market conditions in the biopharmaceutical and biotechnology sectors or the economy as a whole;
•price and volume fluctuations in the overall stock market;
•the failure of ADAIR or any future product, such as ADMIR, if approved, to achieve commercial success;
•announcements of the introduction of new products by us or our competitors;
•developments concerning product development results or intellectual property rights of others;
•litigation or public concern about the safety of our potential products;
•actual fluctuations in our quarterly operating results, and concerns by investors that such fluctuations may occur in the future;
•deviations in our operating results from the estimates of securities analysts or other analyst comments;

•additions or departures of key personnel;
•health care reform legislation, including measures directed at controlling the pricing of biopharmaceutical products, and third-party coverage and reimbursement policies;
•developments concerning current or future strategic collaborations; and
•discussion of us or our stock price by the financial and scientific press and in online investor communities.
In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. As a result, to the extent shareholders sell our securities in negative market fluctuation, they may not receive a price per share that is based solely upon our business performance. We cannot guarantee that shareholders will not lose some of their entire investment in our securities.
Our management will have broad discretion in how we use the net proceeds of this offering and might not use them effectively.
Our management will have considerable discretion over the use of proceeds from this offering. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in a manner which you may consider most appropriate. Our management might spend a portion or all of the net proceeds from this offering in ways that our stockholders do not desire or that might not yield a favorable return. The failure by our management to apply these funds effectively could harm our business. Furthermore, you will have no direct say on how our management allocates the net proceeds of this offering. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.
Risks Related to the Company
Our prospects were highly dependent on a single product candidate, ADAIR, and while we are assessing the best path forward for ADAIR, we may not complete the development or commercialization of ADAIR.
Our long-term prospects were highly dependent on future acceptance and revenues from our lead product candidate, ADAIR. In March 2022, we announced that topline data from our SEAL study of ADAIR for the treatment of ADHD failed to meet statistical significance for the primary endpoint of Emax Drug Liking and that, given that result, we are currently assessing the best path forward for ADAIR. Any further development of ADAIR would require substantial capital and time to complete, and there is no guarantee that any future clinical trial, if pursued, would be timely or successful, or that ADAIR would be approved or, if approved, that commercialization would be successful. Concurrently, we have been evaluating strategic alternatives to maximize stockholder value, which could involve, without limitation, exploring the potential for a possible merger, business combination, investment into the Company, or a purchase, license or other acquisition of assets. However, there is no assurance that we will be successful in our pursuit of a strategic alternative, failure of which may have a material adverse impact on our business, financial condition, and results of operations.

USE OF PROCEEDS
We estimate that the net proceeds from this offering, after deducting placement agent fees and estimated offering expenses payable by us, will be approximately $3.5 million.
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We currently intend to use the net proceeds from this offering for general corporate and working capital purposes and expenses associated with the exploration of strategic alternatives.
The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.
Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY
We have never declared or paid dividends on shares of our common stock. We anticipate that we will retain all available funds and any future earnings, if any, for use in the operation of our business and do not anticipate paying cash dividends in the foreseeable future. In addition, future debt instruments may materially restrict our ability to pay dividends on our common stock. Payment of future cash dividends, if any, will be at the discretion of the board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, the requirements of then-existing debt instruments and other factors that the board of directors deems relevant. Because we do not intent to declare cash dividends on our common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

DILUTION
If you purchase shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of common stock and the as adjusted net tangible book value per share of our common stock after this offering.
Our net tangible book value as of March 31, 2022 was approximately $3.4 million, or $0.49 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2022. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.
The last reported sale price of our common stock on The Nasdaq Capital Market on May 12, 2022 was $0.9382. After giving effect to the sale of 3,700,000 shares of our common stock in this offering at an offering price of $1.0632, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2022, would have been approximately $6.8 million, or $0.64 per share. This represents an immediate increase in net tangible book value of $0.15 per share to existing stockholders and immediate dilution in net tangible book value of $0.42 per share to new investors purchasing our common stock in this offering. The following table illustrates this dilution on a per share basis:

Offering price per share		$1.0632
Net tangible book value per share as of March 31, 2022	$0.49
Increase per share attributable to new investors	$0.15
As adjusted net tangible book value per share after this offering		$0.64
Dilution per share to new investors participating in this offering		$0.42
The above discussion and table are based on 6,812,836 shares of common stock outstanding as of March 31, 2022, and excludes, in each case as of March 31, 2022:
•890,490 shares issuable upon the exercise of outstanding stock options with a weighted average exercise price of $4.05 per share;
•112,500 shares of our common stock issuable upon the exercise of warrants to purchase common stock outstanding as of March 31, 2022, with an exercise price of $10.00 per share;
•21,170 shares reserved for future issuance under our 2018 Equity Incentive Plan; and
•3,700,000 shares of common stock issuable upon the exercise of the warrants issued in a concurrent private placement to this offering.

PRIVATE PLACEMENT TRANSACTIONS
In a concurrent private placement, we are also selling to the purchasers in this offering warrants to purchase 3,700,000 shares of our common stock at an exercise price of $0.9382 per share, the closing bid price of our common stock on May 12, 2022. The warrants will be immediately exercisable following the date of issuance and expire five (5) years from the date of issuance.
The warrants and the shares of common stock issuable upon exercise thereof are being offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder and are not being registered under the Securities Act at this time or offered pursuant to this prospectus supplement and the accompanying prospectus. Accordingly, the purchasers in this offering may only sell the warrants and the shares of our common stock issued upon exercise of the warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act. Pursuant to the securities purchase agreement, dated May 13, 2022, by and among us and the purchaser signatories thereto, within 15 days following the closing of this offering, we will file a registration statement on Form S-3 providing for the resale by holders of shares of our common stock issuable upon the exercise of the warrants and will use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable following the filing thereof and to keep such registration statement effective at all times until such date that no purchaser owns any warrants or shares of common stock issuable upon exercise thereof.
Purchase Warrants
Exercisability. The warrants will be immediately exercisable following the date of issuance, and at any time thereafter up to five (5) years from the initial issuance date. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of our common stock purchased upon such exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the shares of our common stock underlying the warrants, then the warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the warrants.
Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder would beneficially own in excess of 4.99% of the outstanding common stock immediately after exercise, except that upon notice from the holder to us, the holder may increase or decrease the beneficial ownership limitation up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants, provided that any increase in such beneficial ownership limitation shall not be effective until 61 days following notice from the holder to us.
Exercise Price; Adjustments. The warrants have an exercise price of $0.9382 per share. The exercise price and the number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting shares of our common stock. In addition, if we grant, issue or sell certain securities pro rata to the record holders of our common stock, other than certain exempt issuances, or if we declare or make any dividend or other distribution of our assets, including cash, stock or other property to the holders of our common stock, then the holders of the warrants will be entitled to participate in such transactions to the same extent such holder would have participated in such transaction if it held the number of shares of common stock issuable upon exercise of the warrants without regard to any limits on exercise contained in the warrants.
Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.
Exchange Listing. There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the warrants will be limited.

Fundamental Transactions. If a fundamental transaction (as defined in the warrants) occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the purchase warrants with the same effect as if such successor entity had been named in the warrant itself. Following such fundamental transaction, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction without regard to any limits on exercise contained in the warrants. If holders of shares of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the warrant following such fundamental transaction. In addition, upon a fundamental transaction in which we are not the successor entity, the holder will have (i) the right to require us to cause any successor entity to assume in writing all of our obligations under the warrants and (ii) the option to receive, prior to such fundamental transaction and in exchange for the warrants, a security of the successor entity that is exercisable for a corresponding number of shares of capital stock of such successor entity equivalent to the shares of common stock receivable upon exercise of the warrants.
Alternate Cashless Exercise. Subject to Stockholder Approval (as defined in that certain Securities Purchase Agreement) if required by Nasdaq, in the event that Company (and all of its Subsidiaries, taken as a whole) directly or indirectly, in one or more related transactions consummates any Extraordinary Transaction (as defined in the Warrant, the Holder shall have the right, at the Holder’s sole option and as elected by the Holder on the applicable Exercise Notice, to effect a cashless exercise hereunder, in whole or in part, but in lieu of receiving such aggregate number of Warrant Shares as described in the formula set forth in Section 2(c)(i) of the Warrant, the Holder shall receive one (1) share of Common Stock for each Warrant Share being exercised hereunder in such cashless exercise.
Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of shares of our common stock, including any voting rights, until the holder exercises the warrant.

PLAN OF DISTRIBUTION
Pursuant to a placement agency agreement, dated as of May 13, 2022, we have retained Ladenburg, or the Placement Agent, to act as our exclusive placement agent in connection with this offering. Under the terms of the placement agency agreement, the Placement Agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities but will assist us in this offering on a reasonable best efforts basis. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Placement Agent will have no authority to bind us by virtue of the agreement. We may not sell the entire amount of the shares of our common stock offered pursuant to this prospectus supplement.
The Placement Agent proposes to arrange for the sale of the shares we are offering pursuant to this prospectus supplement and accompanying prospectus to certain institutional and accredited investors through a securities purchase agreement directly between each investor and us. We will only sell to such investors who have entered into the securities purchase agreement with us.
Fees and Expenses
We will pay the Placement Agent a commission equal to 8.0% of the aggregate gross proceeds we receive from this offering. We have also agreed to reimburse the Placement Agent for the fees and disbursements of its counsel and other out-of-pocket expenses in connection with this offering, including a pre-closing expense allowance of up to $15,000 and an additional closing expense allowance of up to $60,000. We estimate the total offering expenses of this offering that will be payable by us, excluding the Placement Agent’s fees and expenses, will be approximately $150,000.
Pursuant to an investment banking agreement, dated as of April 26, 2022, we also agreed to pay the Placement Agent a cash fee equal to 8.0% of the aggregate gross proceeds to us from the sale of securities by us during the term of the investment banking agreement, or within 12 months after the date of termination or expiration of the investment banking agreement, to investors contacted by the Placement Agent and with whom the Placement Agent had significant discussions regarding participation in a transaction with us. Under the terms of the placement agency agreement, fees paid to the Placement Agent will supersede any fees payable by us to the Placement Agent under the investment banking agreement. The following table shows the per share and total cash placement agent fee we will pay to the Placement Agent in connection with this offering, assuming the purchase of all of the shares offered hereby.

	Per Share	Total
Offering Price	$1.0632	$3,933,840
Placement agent’s fees	$0.085	$314,707
Proceeds, before expenses, to us(1)	$0.9782	$3,619,133
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(1)The amount of the offering proceeds to us presented in this table does not take into account the exercise of any of the purchase warrants being issued in the concurrent private placement.
Right of First Refusal
In addition, pursuant to the investment banking agreement, if at any time during the 12 months following the closing of this offering we propose to effect a further financing, we must offer the Placement Agent the opportunity to participate as a sole bookrunner or exclusive placement agent or exclusive sales agent with respect to such financing. However, such right of first refusal will terminate and be of no further force and effect if we consummate a change in control transaction, as defined by Nasdaq Listing Rule 5635(b).
Indemnification
We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities relating to or arising out of the Placement Agent’s activities under the placement agency agreement and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Lock-up Agreements
Our officers, directors and each of their respective affiliates and associated partners have agreed with the Placement Agent to be subject to a lock-up period of 90 days following the date of this prospectus supplement. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions.
Regulation M
The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of our common stock by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:
•may not engage in any stabilization activity in connection with our securities; and
•may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.
This summary of the material provisions of the securities purchase agreement does not purport to be a complete statement of its terms and conditions. A copy of the securities purchase agreement has been included as an exhibit to our Current Report on Form 8-K that we filed with the SEC on May 13, 2022, and is incorporated by reference into the registration statement of which this prospectus supplement forms a part.
Other Relationships
From time to time, the Placement Agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.
Transfer Agent and Registrar
The transfer agent for our common stock is Broadridge Corporate Issuer Solutions, Inc.
Common Stock Listing
Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “VLON.”

LEGAL MATTERS
Unless otherwise specified in the applicable prospectus supplement, the validity of the securities covered by this prospectus supplement will be passed upon for us by Thompson Hine LLP, New York, New York. Ladenburg is being represented in connection with this offering by Sheppard, Mullin, Richter & Hampton LLP.

EXPERTS
The balance sheets of Vallon Pharmaceuticals, Inc. as of December 31, 2021 and 2020, and the related statements of operations and comprehensive loss, changes in stockholders’ equity (deficit), and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report includes an explanatory paragraph disclosing substantial doubt about the Company’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities being offered by this prospectus supplement. This prospectus supplement does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. The SEC maintains an internet website that contains reports, proxy statements, and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov. The information contained in, or that can be accessed through, the SEC’s website is not incorporated by reference in, and is not part of, this prospectus supplement.
We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. We maintain a website at https://www.vallon-pharma.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement. We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement is a part the information or documents listed below that we have filed with the SEC:
•our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 14, 2022;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 9, 2022;
•our Current Reports on Form 8-K filed with the SEC on February 14, 2022, February 28, 2022, March 21, 2022, March 30, 2022, April 22, 2022, May 12, 2022 and May 13, 2022;
•the portions of our Definitive Proxy Statement on Schedule 14A that are deemed to have been “filed” with the SEC on April 27, 2022; and
•the description of our common stock contained in our Registration Statement on Form S-1, filed with the SEC on October 23, 2020, including any amendments or reports filed for the purpose of updating such description.
In addition, all documents (other than Current Reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus supplement is a part and prior to the effectiveness of such registration statement and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus supplement.
Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information deemed to be “furnished” and not filed in accordance with SEC rules shall be incorporated by reference into this prospectus supplement.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement, including exhibits to these documents. You should direct any requests for documents to Vallon Pharmaceuticals, Inc., 100 N. 18th Street, Suite 300, Philadelphia, PA 19103.
You also may access these filings on our website at www.vallon-pharma.com. Other than the SEC filings listed above, no documents or other information on our website is incorporated by reference into this prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.
S-14

Filed Pursuant to Rule 424(b)(3)
File No. 333-264488

PROSPECTUS
Vallon Pharmaceuticals, Inc.
$75,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
Purchase Contracts
Units
We may offer, issue and sell from time to time together or separately, in one or more offerings, any combination of (i) our common stock, (ii) our preferred stock, which we may issue in one or more series, (iii) warrants, (iv) senior or subordinated debt securities, (v) purchase contracts and (vi) units. The debt securities may consist of debentures, notes, or other types of debt. The debt securities, preferred stock and warrants may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. The units may consist of any combination of the securities listed above.
The aggregate public offering price of the securities that we are offering will not exceed $75,000,000. We will offer the securities in an amount and on terms that market conditions will determine at the time of the offering. Our common stock is listed on The Nasdaq Capital Market under the symbol “VLON”. The last reported sale price for our common stock on April 22, 2022 as quoted on the Nasdaq Capital Market, was $2.27 per share. You are urged to obtain current market quotations of our common stock. We have no preferred stock, warrants, debt securities, purchase contracts or units listed on any market and have made no application for such listing. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
As of April 22, 2022, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $10.0 million, which was calculated based on 4,412,696 shares of our outstanding common stock held by non-affiliates at a price of $2.27 per share, the closing price of our common stock on April 22, 2022. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any twelve-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. During the twelve calendar months prior to, and including, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.
Investing in our securities involves risk. You should carefully consider the risks that we refer you to under the section captioned “Risk Factors” in this prospectus on page 8 and in the documents incorporated by reference into this prospectus before buying our securities.
Should we offer any of the securities described in this prospectus, we will provide you with the specific terms of the particular securities being offered in one or more supplements to this prospectus. You should read this prospectus and any supplement, together with additional information described under the headings “Additional Information” and “Incorporation of Certain Information by Reference” carefully before you invest. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.
We may sell these securities directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 2, 2022

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the SEC or the Commission) using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total dollar amount of $75,000,000.
This prospectus provides you only with a general description of the securities that we may offer. Each time securities are sold under the shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein by reference herein and therein, together with the additional information described under “Where You Can Find More Information” or “Incorporation of Certain Information by Reference” below.
The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or in any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.
We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.
___________________
References in this prospectus to the terms “Company,” “Vallon” “we,” “our” and “us” or other similar terms mean Vallon Pharmaceuticals, Inc. , unless stated otherwise or the context indicates otherwise.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement and the documents incorporated therein, may contain forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described under the section titled “Risk Factors” in this prospectus, our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the 2021 Annual Report), as revised or supplemented by our Quarterly Reports on Form 10-Q and other documents we file with the SEC, regarding, among other things:
•the likelihood of our clinical trials and non-clinical studies demonstrating safety and efficacy of our product candidates, and other positive results;
•the timing of initiation of our future clinical trials, and the reporting of data from our completed, current and future preclinical and clinical trials;
•the size of the market opportunity for our product candidates;
•our plans relating to commercializing our product candidates, if approved, including the geographic areas of focus and sales strategy;
•the success of competing therapies that are or may become available;
•our estimates of the number of patients in the United States who suffer from ADHD or narcolepsy and the number of patients that will enroll in our clinical trials;
•the beneficial characteristics, safety and efficacy of our product candidates;
•the timing or likelihood of regulatory filings and approval for our product candidates;
•our ability to obtain and maintain regulatory approval of our product candidates;
•our plans relating to the further development and manufacturing of our product candidates, including ADMIR;
•the expected potential benefits of strategic collaborations with third parties, including MEDICE Arzneimittel GmbH & Co. KG, who is affiliated with one of our principal stockholders, SALMON Pharma GmbH (Salmon Pharma), and represented by one member of our board of directors, and our ability to attract collaborators with development, regulatory and commercialization expertise;
•existing regulations and regulatory developments in the United States, the European Union, and other geographic territories;
•our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available;
•our continued reliance on third parties to conduct additional clinical trials of our product candidates, and for the manufacture of our product candidates for preclinical studies and clinical trials;
•the need to hire additional personnel, and our ability to attract and retain such personnel;

•the accuracy of our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
•our financial performance;
•the sufficiency of our existing capital resources to fund our future operating expenses and capital expenditure requirements;
•the impacts of the COVID-19 pandemic on our operations;
•our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act;
•our anticipated use of our existing resources and the proceeds from this offering;
•our ability to maintain the listing of our common stock on The Nasdaq Capital Market; and
•our ability to identify, evaluate, and complete any strategic alternative that yields value for our stockholders.
Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, or the Securities Act, do not protect any forward-looking statements that we make in connection with this offering. Any forward-looking statements that we make in this prospectus speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
You should read this prospectus, any prospectus supplements and the documents incorporated by reference herein and therein, with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
THE COMPANY
Company Overview
We are a clinical-stage biopharmaceutical company primarily focused on the development and commercialization of proprietary biopharmaceutical products. We are developing novel medications for central nervous system (CNS) disorders with a focus on abuse-deterrent medications. Our lead investigational product candidate, ADAIR, is a proprietary, abuse-deterrent oral formulation of immediate-release dextroamphetamine (the main active ingredient in Adderall®) for the treatment of attention-deficit/hyperactivity disorder (ADHD) and narcolepsy. However, as described below, our SEAL study for ADAIR did not reach its primary endpoint, and there is no assurance that ADAIR will receive approval by the U.S. Food and Drug Administration (the FDA). In addition to ADAIR, we completed formulation development work and selected the final formulation of our second product candidate, ADMIR, an abuse deterrent formulation of methylphenidate (Ritalin®), for the treatment of ADHD.

In the future, we plan to use our abuse deterrent platform technology to develop other products that have potential for abuse in their current forms and will continue business development activities and seek partnering, licensing, merger and acquisition opportunities or other transactions to further develop our pipeline and drug-development capabilities.
For more information about our company, please refer to other documents that we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”
Recent Developments
The SEAL study (Study to Evaluate the Abuse Liability, Pharmacokinetics, Safety and Tolerability of an Abuse-Deterrent d-Amphetamine Sulfate Immediate Release Formulation), is our pivotal intranasal human abuse liability study assessing the pharmacodynamics (PD), pharmacokinetics (PK), safety and tolerability of snorting professional laboratory-manipulated ADAIR 30 mg when compared to crushed d-amphetamine sulfate and placebo in recreational drug users. ADAIR was prepared for snorting by a pharmacist using a multi-step technique that had been developed by a professional laboratory and agreed upon by the FDA. The SEAL study enrolled 55 subjects, of whom 53 completed the study and 52 were included in the final analysis. The study involved a four-way crossover design to evaluate professionally manipulated, intranasal ADAIR 30 mg, crushed intranasal dextroamphetamine, ADAIR 30 mg taken orally, and placebo. All subjects were non-dependent recreational stimulant users with an additional history of recreational intranasal drug use.
The SEAL study did not meet its primary endpoint, which was Emax Drug Liking. ADAIR scored similarly to what was observed in an earlier proof-of-concept study, however, reference dextroamphetamine did not score as high as expected and as seen in the previous study, thus driving the lack of statistical significance.
We are continuing to assess the best path forward for the ADAIR and ADMIR development programs. In addition, we have engaged Ladenburg Thalmann & Co. Inc. (Ladenburg) to evaluate our strategic alternatives with the goal of maximizing shareholder value. Ladenburg has been engaged to advise us on the strategic review process, which could include, without limitation, exploring the potential for a possible merger, business combination, investment into the Company, or a purchase, license or other acquisition of assets. In the meantime, and in conjunction with the exploration of strategic alternatives, we are streamlining our operations in order to preserve our capital and cash resources.
Summary of Risks Associated with Our Business
Our ability to execute on our business strategy is subject to a number of risks, which are discussed more fully in the “Risk Factors” section of this prospectus, applicable prospectus supplements and in our 2021 Annual Report filed with the SEC and incorporated herein by reference. You should carefully consider these risks before making an investment in our common stock. These risks include, among others, the following:
•we are a clinical-stage company with no approved products and a lack of operating history, which makes it difficult to assess our future viability;
•we do not currently have any drug products for sale, and only two products currently under development, ADAIR and ADMIR, neither of which has completed clinical trials or received regulatory approval;
•we may not receive regulatory approval for ADAIR or any future product, such as ADMIR, or its or their approvals may be further delayed, which would have a material adverse effect on our business and financial condition;
•our SEAL study for ADAIR, which is our pivotal intranasal human abuse liability study assessing the pharmacodynamics (PD), pharmacokinetics (PK), safety and tolerability of snorting professional laboratory-manipulated ADAIR 30 mg when compared to crushed d-amphetamine sulfate and placebo in recreational drug users, failed to reach its primary endpoint;
•our prospects currently depend significantly on the success of ADAIR, which is still in clinical development, and we may not be able to generate revenues from ADAIR;
•if serious adverse or unacceptable side effects are identified during the development of ADAIR or any potential future products, including ADMIR, we may need to abandon or limit our development of some of such product;
•if ADAIR, or any other future product, such as ADMIR, does receive regulatory approval but we do not achieve broad market acceptance, the revenues that we generate from sales will be limited;
•we have not generated any significant revenue, and will likely incur future losses and negative cash flow, and it is uncertain if or when we will become profitable;
•we will require substantial additional funding, which may not be available to us on acceptable terms, or at all, and, if not so available, may require us to delay, limit, reduce or cease our operations;
•if we are unable to establish sales, marketing, and distribution capabilities or to enter into agreements with third parties to market and sell ADAIR or any future product we may develop, such as ADMIR, we may not be successful in commercializing such products if and when they are approved;
•we will continue to incur significant costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives;
•even if ADAIR or any future product we may develop, such as ADMIR, receives marketing approval, we will continue to face extensive regulatory requirements and such products may still face future development and regulatory difficulties; and
•the potential effects of COVID-19 on our manufacturing activities, preclinical and clinical programs and business.
Emerging Growth Company
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the Securities Act), as modified by the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). We will remain an emerging growth company until the earliest of the end of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the second fiscal quarter, (ii) the end of the fiscal year in which we have total annual gross revenues of $1.07 billion or more during such fiscal year, (iii) the date on which we issue more than $1 billion in non-convertible debt in a three-year period, or (iv) the end of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement filed under the Securities Act.
For as long as we continue to be an emerging growth company, we also intend to take advantage of certain other exemptions from various reporting requirements that are applicable to other public companies including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements of holding a nonbinding advisory stockholder vote on executive compensation and any golden parachute payments not previously approved, exemption from the requirement of auditor attestation in the assessment of our internal control over financial reporting and exemption from any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis).

Corporate Information
We were incorporated in Delaware in January 2018, and completed our organization, formation and initial capitalization activities effective as of June 7, 2018. Our executive offices are located at 100 N. 18th Street, Suite 300, Philadelphia, PA 19103. Our telephone number is (267) 607-8255, and our email address is info@vallon-pharma.com. Our website address is https://www.vallon-pharma.com. The information contained on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference. We have included our website address herein solely as an inactive textual reference.
The Offering
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $75 million. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any information we provide in a prospectus supplement is inconsistent with information in this prospectus, the information in the prospectus supplement will modify or supersede this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offering is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of those documents.
RISK FACTORS
Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and other documents that we file with the SEC, which are incorporated herein by reference as described in this prospectus under the heading “Where You Can Find More Information”. The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.
Our prospects were highly dependent on a single product candidate, ADAIR, and while we are assessing the best path forward for ADAIR, we may not complete the development or commercialization of ADAIR.
Our long-term prospects were highly dependent on future acceptance and revenues from our lead product candidate, ADAIR. In March 2022, we announced that topline data from our SEAL study of ADAIR for the treatment of ADHD failed to meet statistical significance for the primary endpoint of Emax Drug Liking and that, given that result, we are currently assessing the best path forward for ADAIR. Any further development of ADAIR would require substantial capital and time to complete, and there is no guarantee that any future clinical trial, if pursued, would be timely or successful, or that ADAIR would be approved or, if approved, that commercialization would be successful. Concurrently, we have been evaluating strategic alternatives to maximize stockholder value, which could involve, without limitation, exploring the potential for a possible merger, business combination, investment into the Company, or a purchase, license or other acquisition of assets. However, there is no assurance that we will be successful in our pursuit of a strategic alternative, failure of which may have a material adverse impact on our business, financial condition, and results of operations.
USE OF PROCEEDS
Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercial expenditures, acquisitions of new technologies, products or businesses, and investments. Additional information on the use of net proceeds from the sale of securities by us under this prospectus may be set forth in the prospectus supplement relating to the specific offering.
PLAN OF DISTRIBUTION
We may sell securities covered by this prospectus in any of three ways (or in any combination):
•to or through one or more underwriters or dealers;
•directly to one or more purchasers; or
•through agents.
We may distribute the securities:
•from time to time in one or more transactions at a fixed price, which may be changed from time to time;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or
•at negotiated prices.
Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:
•the name or names of any underwriters, dealers or agents;
•the amounts of securities underwritten or purchased by each of them;
•the purchase price of securities and the proceeds we will receive from the sale;
•any option under which underwriters may purchase additional securities from us;
•any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•the public offering price of the securities;
•any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
• any securities exchange or market on which the securities may be listed.
Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.
Underwriters or dealers may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters’ or dealers’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the securities if they purchase any of the securities, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.
We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may engage in transactions with, or perform services for us in the ordinary course of business.
All securities we may offer, other than common stock, will be new issues of securities with no established market for such securities. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the markets for any securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the Exchange Act). Over-allotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in the relevant offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in the offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Any underwriters who are qualified market makers on a national securities exchange may engage in passive market making transactions in our common stock, preferred stock, warrants, purchase contracts, debt securities and units, as applicable on a national securities exchange in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.
Neither we nor any underwriter makes any representation or prediction as to the effect that the transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.
THE SECURITIES WE MAY OFFER
We may offer and sell, at any time and from time to time:
•shares of our common stock;
•shares of our preferred stock;
•warrants to purchase shares of our common stock, preferred stock and/or debt securities;
•debt securities consisting of debentures, notes or other evidences of indebtedness;
•purchase contracts for the purchase or sale of (i) debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities, (ii) or any combination of the foregoing as specified in the applicable prospectus supplement, (iii) currencies, or (iv) commodities;
•units consisting of a combination of the foregoing securities; or
•any combination of these securities.
The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.
DESCRIPTION OF COMMON STOCK
The following is a summary of the rights of our common and preferred stock and some provisions of our amended and restated certificate of incorporation and our amended and restated bylaws, and of the Delaware General Corporation Law (DGCL). This summary is not complete. For more detailed information, please see our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement, of which this prospectus is a part, as well as the relevant provisions of the DGCL.

Outstanding Shares
Our restated certificate of incorporation authorizes us to issue up to 260,000,000 shares, 250,000,000 of which is designated as common stock with a par value of $0.0001 per share. As of December 31, 2021, there were 6,812,836 shares of common stock outstanding, held by eight stockholders of record. This figure does not reflect the number of beneficial owners of shares of our common stock as a single stockholder of record often holds shares in nominee name (also referred to as, in “street name”) on behalf of multiple beneficial owners.
Voting Rights
The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights.
Dividends Rights
Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock.
Liquidation Rights
In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. The shares to be issued by us in this offering will be, when issued and paid for, validly issued, fully paid and non-assessable.
No Preemptive or Similar Rights
Holders of our common stock have no preemptive rights, conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to common stock.
Outstanding Stock Options
As of December 31, 2021, we had outstanding options to purchase 708,790 shares of common stock at a weighted average exercise price of $3.60 per share.
Outstanding Warrants
In February 2021, in connection with our initial public offering, we granted the underwriters warrants (the Underwriters’ Warrants) to purchase an aggregate of 112,500 shares of common stock at an exercise price of $10.00 per share. The Underwriters’ Warrants have a five-year term and were not exercisable prior to August 12, 2021. All of the Underwriters’ Warrants are outstanding as of December 31, 2021.
Registration Rights
Salmon Pharma is entitled to rights with respect to the registration of the shares of common stock held by it under the Securities Act. These rights are provided under the terms of an investor’s rights agreement between us and Salmon Pharma. The investor’s rights agreement includes piggyback registration rights. All fees, costs and expenses of underwritten registrations under this agreement will be borne by us and all selling expenses, including estimated underwriting discounts and selling commissions, will be borne by the holders of the shares being registered.
Piggyback Registration Rights
Pursuant to the investor’s rights agreement, if we register any of our securities, Salmon Pharma is entitled to include their shares in the registration; provided that Salmon Pharma accepts the terms of the underwriting as agreed upon between us and the underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering. Subject to certain exceptions contained in the investor’s rights agreement, we and the underwriters may terminate or withdraw any registration initiated before the effective date of such registration in our sole discretion.
Indemnification
Our investor’s rights agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.
Expiration of Registration Rights
The registration rights afforded to Salmon Pharma pursuant to the investor’s rights agreement terminate upon the earlier to occur of (i) such time after consummation of the initial public offering of our common stock as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of Salmon Pharma’s shares without limitation during a three-month period without registration, or (ii) February 10, 2024, the third anniversary of the initial public offering of our common stock.
Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and Delaware Law
Our amended and restated certificate of incorporation and amended and restated bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.
Board Composition and Filling Vacancies
Our amended and restated certificate of incorporation provides for the division of our board of directors into three classes serving staggered three-year terms, with one class being elected each year. Our amended and restated certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of two-thirds or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board of directors, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The classification of directors together with the limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our board of directors.
No Written Consent of Stockholders
Our amended and restated certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.
Meetings of Stockholders
Our amended and restated certificate of incorporation and amended and restated bylaws provide that only our chief executive officer, chairman of the board, and a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our amended and restated

bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.
Advance Notice Requirements
Our amended and restated bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.
Amendment to Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Any amendment of our amended and restated certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our amended and restated certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to removal of our directors, and the amendment of our amended and restated bylaws must be approved by not less than 66 2/3% of the outstanding shares entitled to vote on the amendment. Our amended and restated bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the amended and restated bylaws; and may also be amended by the affirmative vote of 66 2/3% of the outstanding shares entitled to vote on the amendment.
Choice of Forum
Our amended and restated certificate of incorporation provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any state law claim for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers, and employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws, or (iv) any action asserting a claim that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein, or the Delaware Forum Provision. This choice of forum provision does not preclude or contract the scope of exclusive federal jurisdiction for any actions brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the Delaware Forum Provision does not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, and the Company does not intend for the exclusive forum provision to apply to Exchange Act claims. Additionally, this Delaware Forum Provision does not apply to claims as to which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction.
Our amended and restated certificate of incorporation further provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
In addition, our amended and restated certificate of incorporation, provides that any person or entity purchasing or otherwise acquiring any interest in shares of our common stock is deemed to have notice of and consented to the foregoing provisions; provided, however, that stockholders cannot and will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.
Section 203 of the Delaware General Corporation Law
We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:
•before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or
•at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.
Section 203 defines a “business combination” to include:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Listing
Our common stock is listed on The Nasdaq Capital Market under the trading symbol “VLON”.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Financial Solutions, Inc. The transfer agent and registrar’s address is 51 Mercedes Way, Edgewood, NY 11717.

DESCRIPTION OF PREFERRED STOCK
We are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $0.0001 per share. As of December 31, 2021, there were no shares of our preferred stock outstanding.
Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of preferred stock in one or more series and at the time of issuance fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.
If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. We will describe in each prospectus supplement the following terms, where applicable, relating to the preferred stock:
•the title and stated value;
•the number of shares offered, the liquidation preference per share and the purchase price;
•the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;
•whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•the procedures for any auction and remarketing, if any;
•the provisions for a sinking fund, if any;
•the provisions for redemption, if applicable;
•any listing of the preferred stock on any securities exchange or market;
•whether the preferred stock will be convertible into our common stock or our other securities and, if applicable, the conversion price (or how it will be calculated), the conversion period and any other terms of conversion (including any anti-dilution provisions, if any);
•whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);
•voting rights, if any, of the preferred stock;
•a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;
•the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;
•any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon our liquidation, dissolution, or winding up; and

•any other affirmative, negative or other covenants or contractual rights which might be attendant with the specific series of preferred stock.
The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.
Transfer Agent and Registrar
The transfer agent and registrar for any series of preferred stock will be set forth in each applicable prospectus supplement.
DESCRIPTION OF STOCK WARRANTS
We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.
We will describe in each prospectus supplement the following terms, where applicable, relating to the warrants:
•the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;
•if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise of the warrants, and a description of that series of our preferred stock;
•if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;
•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;
•whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•any applicable material U.S. federal income tax or foreign tax consequences;
•the identity of the warrant agent for the warrants, if any, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;
•if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•the anti-dilution provisions of the warrants, if any;
•any redemption, put or call provisions;
•whether the warrants are to be sold separately or with other securities as parts of units; and
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Exercise of Warrants
Each warrant will entitle the holder to purchase the number of shares of common stock or preferred stock that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the shares purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.
Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

Description of Outstanding Warrants
As of December 31, 2021, there were warrants to purchase 112,500 shares of our common stock outstanding. See “Description of Our Common Stock—Outstanding Warrants.”
DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.
We may issue debt securities from time to time, in one or more series, pursuant to an indenture that we will enter into with the trustee named in the indenture and the applicable prospectus supplement. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the Trust Indenture Act). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. The indenture will be subject to any amendments or supplements that we may enter into with the trustee named in the indenture. You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture and any related security documents, if any, in their entirety before investing in our debt securities.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
We will describe in each prospectus supplement the following terms, where applicable, relating to a series of debt securities:
•the title;
•the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
•any limit on the amount that may be issued;
•whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;
•whether or not the debt securities are exchangeable for and/or convertible into common stock or any other securities;
•the maturity date;
•the principal amount due at maturity, and whether the debt securities will be issued with an original issue discount;
•whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•the terms of the subordination of any series of subordinated debt;
•the place where payments will be payable;
•restrictions on transfer, sale or other assignment, if any;
•our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•the date, if any, after which the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;
•the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;
•whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;
•a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;
•information describing any book-entry features;
•provisions for a sinking fund purchase or other analogous fund, if any;
•any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amount with respect to any debt security;
•whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986;
•the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, any other of our securities or securities of a third party, and whether conversion or exchange is mandatory, at the option of the holder or at our option;
•events of default;
•whether we and/or the debenture trustee may change an indenture without the consent of any holders;
•the form of debt security and how it may be exchanged and transferred;
•descriptions of the debenture trustee and paying agent, and the method of payments; and
•any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms which may be required by us or advisable under applicable laws or regulations.

Specific indentures will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a report filed under the Exchange Act, incorporated by reference in this prospectus.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
•debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities;
•or any combination of the above as specified in the applicable prospectus supplement;
•currencies; or
•commodities.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the applicable indenture.
DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. We will describe in each prospectus supplement the following terms, where applicable, relating to the units:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•a description of the terms of any unit agreement governing the units;
•a description of the provisions for the payment, settlement, transfer or exchange of the units;
•a discussion of material federal income tax considerations, if applicable; and
•whether the units, if issued as a separate security, will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable unit agreements. These descriptions do not restate those unit agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable unit agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant unit agreements, which will be filed with the SEC promptly after the offering of units and will be available as described in the section titled “Where You Can Find More Information.”
LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depository or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.
As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders
Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.
Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•how it handles securities payments and notices;
•whether it imposes fees or charges;
•how it would handle a request for the holders’ consent, if ever required;
•whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, the Depository Trust Company, or DTC, will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:
•An investor cannot cause the securities to be registered in his or her name and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.
•An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above.
•An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.
•An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.
•The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.
•The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.
•Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
In a few special situations described below, the global security will terminate, and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
The global security will terminate when the following special situations occur:
•if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;
•if we notify any applicable trustee that we wish to terminate that global security; or

•if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.
LEGAL MATTERS
Unless otherwise specified in the applicable prospectus supplement, the validity of the securities covered by this prospectus will be passed upon for us by Thompson Hine LLP, New York, New York. In addition, counsel that will be named in the applicable prospectus supplement will pass upon the validity of any securities offered under the applicable prospectus supplement for any underwriters or agents.

EXPERTS
The balance sheets of Vallon Pharmaceuticals, Inc. as of December 31, 2021 and 2020, and the related statements of operations and comprehensive loss, changes in stockholders’ equity (deficit), and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report includes an explanatory paragraph disclosing substantial doubt about the Company’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We provide the SEC and holders of our common stock with annual reports containing audited financial statements and a report by our independent registered public accounting firm and make available quarterly reports containing selected unaudited financial data for the first three quarters of each fiscal year. The audited financial statements are prepared in accordance with U.S. GAAP, and those reports include a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section for the relevant periods. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov. We also maintain a website at www.vallon-pharma.com. The information contained in or accessible from our website is not incorporated into this prospectus or any prospectus supplement, and the inclusion of our website address in the prospectus is solely as an inactive textual reference.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:
•our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 14, 2022;
•our Current Reports on Form 8-K filed with the SEC on February 14, 2022, February 28, 2022, March 21, 2022, March 30, 2022 and April 22, 2022;
•the portions of our Definitive Proxy Statement on Schedule 14A that are deemed to have been “filed” with the SEC on April 27, 2022; and

•the description of our common stock contained in our Registration Statement on Form S-1, filed with the SEC on October 23, 2020, including any amendments or reports filed for the purpose of updating such description.
In addition, all documents (other than Current Reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.
Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information deemed to be “furnished” and not filed in accordance with SEC rules shall be incorporated by reference into this prospectus.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Vallon Pharmaceuticals, Inc., 100 N. 18th Street, Suite 300, Philadelphia, PA 19103.
You also may access these filings on our website at www.vallon-pharma.com. Other than the SEC filings listed above or any supplement to this prospectus, no documents or other information on our website is incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

PROSPECTUS SUPPLEMENT
(to Prospectus, dated May 2, 2022)
Vallon Pharmaceuticals, Inc.
3,700,000 Shares of Common Stock
PROSPECTUS SUPPLEMENT
Ladenburg Thalmann
The date of this prospectus supplement is May 13, 2022